UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2023

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California	93060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CVGW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2023, Calavo Growers, Inc. (“Calavo”) appointed Brian Kocher, Calavo’s Chief Executive Officer, as a member of the Board of Directors (the “Board”). Pursuant to Mr. Kocher’s employment agreement dated December 20, 2021 (the “Employment Agreement”), Mr. Kocher would be nominated to serve on the Board commencing with Calavo’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”). With the recent decisions by John M. Hunt and Donald M. Sanders not to stand for re-election to the Board at the Annual Meeting, the Board determined that it was appropriate to appoint Mr. Kocher as a member of the Board now pursuant to the authority granted by Calavo’s Amended and Restated Bylaws.

Mr. Kocher has not been, and is not expected to be, named to any committee of the Board of Directors at this time. Mr. Kocher will receive no additional compensation for his service on the Board. For information on the compensation payable to Mr. Kocher, please reference Calavo’s proxy statement filed with the SEC on February 28, 2022 in conjunction with the Calavo’s 2022 Annual Meeting of Stockholders and the Employment Agreement filed as Exhibit 99.2 to the Form 8-K filed with the SEC on December 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
January 27, 2023
	By:	/s/ Shawn Munsell
Name: Shawn Munsell Title: Chief Financial Officer

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